UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601

James Center Three

Richmond, VA, 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 8.01 OTHER EVENTS.

On August 5, 2020, Medalist Diversified REIT, Inc. (the “Company”) issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference, announcing stockholder access information to the Company’s virtual 2020 Annual Meeting of Stockholders to take place on August 18, 2020 at 10:00 a.m. Eastern Daylight Savings. Stockholders as of the close of business on June 4, 2020, the record date for the Annual Meeting, or their legal proxy holders may participate in the Annual Meeting.

To participate in the Annual Meeting, stockholders must visit www.virtualstockholdermeeting.com/MDRR2020 (the “Virtual Meeting Site”) on Tuesday, August 18, 2020, and enter the 16-digit control number (“Control Number”) on the proxy card they received. Stockholders who enter their Control Number may vote, submit questions or comments, and exercise any other stockholder rights at the Annual Meeting by following instructions on the Virtual Meeting Site. Anyone who does not enter a Control Number will not be able to participate in the Annual Meeting but may listen as an observer.

All registered shareholders must contact the company’s transfer agent, V Stock Transfer LLC, by 5:00 p.m. (EDT) on Friday, August 14, 2020, to receive a meeting-specific control number. Registered stockholders may contact Leah Santos at V Stock Transfer LLC by calling (212) 828-8436, extension 120.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: August 5, 2020	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary